                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR8


                INDYMAC INDX MORTGAGE LOAN GRANTOR TRUST 2006-AR8



                                FINAL TERM SHEET



                           [INDYMAC BANK, F.S.B. LOGO]



                                  $742,390,000
                                  (APPROXIMATE)





                                INDYMAC MBS, INC.
                                    DEPOSITOR


                              INDYMAC BANK, F.S.B.
                          SPONSOR, SELLER AND SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                INDYMAC MBS, INC.
                                    DEPOSITOR
                             [LOGO] INDYMAC BANK(R)
                          SPONSOR, SELLER AND SERVICER
                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR8
                                 ISSUING ENTITY
                       INDYMAC INDX GRANTOR TRUST 2006-AR8
                          GRANTOR TRUST ISSUING ENTITY

        DISTRIBUTIONS ARE PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH,
                            BEGINNING JUNE 26, 2006

The issuing entity (and the grantor trust issuing entity, in the case of the Class A2-A3 Certificates) will issue certificates, including the following classes of certificates being offered pursuant to this free writing prospectus and the accompanying prospectus:

----------------------------------------------------------------------------------------------------------------------
                        INITIAL CLASS                                             INITIAL CLASS
                         CERTIFICATE        PASS-THROUGH                           CERTIFICATE        PASS-THROUGH
CLASS                    BALANCE(1)           RATE(2)        CLASS                 BALANCE(1)           RATE(2)
----------------------------------------------------------------------------------------------------------------------
Class A1-A               $160,574,000         Variable       Class M-1              $22,803,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A1-B                $40,144,000         Variable       Class M-2              $11,214,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A2-A1              $ 90,000,000         Variable       Class M-3              $ 3,738,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A2-A3              $ 66,543,000         Variable       Class M-4              $ 3,738,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A2-B               $ 17,394,000         Variable       Class M-5              $ 3,738,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A3-A               $217,603,000         Variable       Class M-6              $ 3,738,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A3-B               $ 24,178,000         Variable       Class M-7              $ 4,112,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A4-A               $ 58,856,000         Variable       Class M-8              $ 3,738,000         Variable
----------------------------------------------------------------------------------------------------------------------
Class A4-B                $ 6,540,000         Variable       Class M-9              $ 3,739,000         Variable
----------------------------------------------------------------------------------------------------------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on LIBOR.

                                     SUMMARY

                             THE TRANSACTION PARTIES

Issuing Entities

The depositor will establish a trust with respect to the IndyMac INDX Mortgage Loan Trust 2006-AR8 Mortgage Pass-Through Certificates, Series 2006-AR8, which will be referred to as IndyMac INDX Mortgage Loan Trust 2006-AR8, and which will be a common law trust formed under the laws of the State of New York.

The depositor will also establish a grantor trust with respect to the IndyMac INDX Mortgage Loan Grantor Trust 2006-AR8 Mortgage Pass-Through Certificates, Series 2006-AR8, which will be referred to as the IndyMac INDX Mortgage Loan Grantor Trust 2006-AR8, and which will be a grantor trust formed under the laws of the State of New York. The trust and grantor trust are sometimes referred to in this free writing prospectus as the issuing entity.

The certificates (other than the grantor trust certificates) represent in the aggregate the entire beneficial ownership interest in the trust. The grantor trust Class A2-A3 Certificates represent the entire beneficial interest in the grantor trust. The assets of the grantor trust will include the underlying Class A2-A2 Certificates and the cap agreement, as described in this free writing prospectus.

Distributions of interest and principal on the offered certificates (other than the grantor trust certificates) will be made from payments received in connection with the mortgage loans as described below. Distributions of interest and principal on the grantor trust certificates will be made indirectly from certain distributions received on the underlying Class A2-A2 Certificates as described below and from certain payments that may be made to the grantor trust pursuant to the cap agreement.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee and Grantor Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06A8, and its telephone number is (714) 247-6000.

Corridor Contract Counterparty and Cap Counterparty

Lehman Brothers Special Financing, a Delaware corporation. The principal executive office of the cap counterparty is located at 745 Seventh Avenue, New York, New York 10019. The obligations of Lehman Brothers Special Financing under the corridor contract and cap agreement will be guaranteed by the Lehman Brothers Holdings Inc.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the seller, the servicer, the depositor and the trustee, under which the trust and grantor trust will be formed.

Cut-off Date

For any mortgage loan, the later of May 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about May 31, 2006.

Interest Shortfall Payments:

To the extent needed to make required interest distributions on the offered certificates for the first distribution date, on or prior to the first distribution date, a deposit will be made into the distribution account to offset shortfalls in interest collections arising from the inclusion of newly originated loans that have current mortgage rates that are equal to their initial mortgage rates, which in many cases is less than the sum of the index applicable at origination and the gross margin.

The Mortgage Loans:

The mortgage pool will consist primarily of 30- and 40- year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties. All of the mortgage loans bear adjustable interest rates based on the 1-year MTA index, which is a 12-month moving average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

   Aggregate Stated
     Principal Balance.............$747,623,420.75
   Geographic
     Concentrations in
     excess of 10%:
     California.............................53.21%
   Weighted Average
      Original LTV Ratio....................74.11%
   Weighted Average
      Mortgage Rate.........................4.421%
   Range of Mortgage Rates........1.250% to 8.611%
   Average Current
      Principal Balance...................$335,860
   Range of Current
      Principal Balances.......$53,600 to $335,860
   Weighted Average
      Remaining Term to
      Maturity..........................376 months
   Weighted Average FICO
      Credit Score.............................699
   Weighted Average Gross
      Margin................................3.332%
   Weighted Average
      Maximum Mortgage
      Rate..................................9.999%
   Weighted Average
      Minimum Mortgage
      Rate..................................3.332%
   Range of Months to Next
      Mortgage Rate
      Adjustment............................1 to 2
   Range of Months to Next
      Payment Adjustment...................4 to 62
   Initial Fixed Payment Period
          12 Months.........................75.37%
          60 Months.........................24.63%
   Negative Amortization
      Limit
          110%..............................89.43%
          115%..............................10.57%

Description of the Certificates

The issuing entities will issue 22 classes of certificates, 18 of which are offered by this free writing prospectus:

                                INITIAL
                                 CLASS                                             FINAL SCHEDULED    EXPECTED FINAL       INITIAL
                               CERTIFICATE                                           DISTRIBUTION    DISTRIBUTION DATE   RATING S&P/
            CLASS              BALANCE (1)      PRINCIPAL TYPE      INTEREST TYPE      DATE (2)             (3)          MOODY'S (4)
            -----              -----------      --------------      -------------      --------             ---          -----------
 OFFERED CERTIFICATES
 A1-A....................      $160,574,000   Senior/Super Senior   Variable Rate   July 25, 2046    November 25, 2007     AAA/Aaa
 A1-B....................       $40,144,000     Senior/Support      Variable Rate   July 25, 2046    November 25, 2007     AAA/Aaa
 A2-A1...................       $90,000,000   Senior/Super Senior   Variable Rate   July 25, 2046    February 25, 2009     AAA/Aaa
 Grantor Trust
 A2-A3...................       $66,543,000   Senior/Super Senior   Variable Rate   July 25, 2046    February 25, 2009     AAA/Aaa
 A2-B....................       $17,394,000     Senior/Support      Variable Rate   July 25, 2046    February 25, 2009     AAA/Aaa
 A3-A....................      $217,603,000   Senior/Super Senior   Variable Rate   July 25, 2046    February 25, 2011     AAA/Aaa
 A3-B....................      $ 24,178,000     Senior/Support      Variable Rate   July 25, 2046    February 25, 2011     AAA/Aaa
 A4-A....................       $58,856,000   Senior/Super Senior   Variable Rate   July 25, 2046      May 25, 2011        AAA/Aaa
 A4-B....................       $ 6,540,000     Senior/Support      Variable Rate   July 25, 2046      May 25, 2011        AAA/Aaa
 M-1.....................       $22,803,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011        AA+/Aa1
 M-2.....................       $11,214,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011         AA/Aa2
 M-3.....................       $ 3,738,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011        AA-/Aa3
 M-4.....................       $ 3,738,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011         A+/A1
 M-5.....................       $ 3,738,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011         A+/A2
 M-6.....................       $ 3,738,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011          A/A3
 M-7.....................       $ 4,112,000       Subordinate       Variable Rate   July 25, 2046      May 25, 2011       BBB+/Baa2
 M-8.....................       $ 3,738,000       Subordinate       Variable Rate   July 25, 2046     March 25, 2011       BBB/Baa3
 M-9.....................       $ 3,739,000       Subordinate       Variable Rate   July 25, 2046    October 25, 2010      BBB-/NR
 NON-OFFERED CERTIFICATES (5)
 Underlying
 Class A2-A2.............       $66,543,000         Senior          Variable Rate   July 25, 2046    February 25, 2009     AAA/Aaa
 Class P.................          N/A                N/A                NR              N/A                N/A               NR
 Class C.................          N/A                N/A                NR              N/A                N/A               NR
 Class R.................          N/A                N/A                NR              N/A                N/A               NR

 -------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity Considerations" in this free writing prospectus.

(3) The expected final distribution date is based upon (a) an assumed rate of prepayments equal to 100% PPC, (b) certain modeling assumptions and (c) assuming the optional termination is exercised by the servicer on behalf of Lehman Brothers Inc. at the earliest possible distribution date as described in this free writing prospectus under "Description of the Certificates--Optional Termination."

(4) The offered certificates will not be offered unless they and the underlying Class A2-A2 Certificates are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"). "NR" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. The rating of the Class A2-A1 and Class A2-A3 Certificates set forth above does not take into account the existence of the corridor contract and the cap contract, respectively. (5) The Class A2-A2, Class P, Class C and Class R Certificates are not offered by this free writing prospectus. The Class A2-A2 Certificates will be held by the grantor trust for the benefit of the holders of the Class A2-A3 Certificates. The Class P Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the LIBOR certificates. The Class R Certificate is a REMIC tax residual. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                        PASS-THROUGH RATE
                                      BEFORE AND INCLUDING   PASS-THROUGH RATE
                         INITIAL               THE                AFTER THE                                        INTEREST
                      PASS-THROUGH          OPTIONAL               OPTIONAL                                        ACCRUAL
       CLASS            RATE (1)      TERMINATION DATE (2)   TERMINATION DATE (3)    INTEREST ACCRUAL PERIOD      CONVENTION
       -----            --------      --------------------   --------------------    -----------------------      ----------
 OFFERED CERTIFICATES
 A1-A..............      5.1725%        LIBOR + 0.080%(4)     LIBOR + 0.160%(4)                (5)              Actual/360 (6)
 A1-B..............      5.1925%        LIBOR + 0.100%(4)     LIBOR + 0.200%(4)                (5)              Actual/360 (6)
 A2-A1.............      5.2525%        LIBOR + 0.160%(4)     LIBOR + 0.320%(4)                (5)              Actual/360 (6)
 A2-A3.............      5.2125%        LIBOR + 0.120%(7)     LIBOR + 0.240%(7)                (5)              Actual/360 (6)
 A2-B..............      5.3125%        LIBOR + 0.220%(4)     LIBOR + 0.440%(4)                (5)              Actual/360 (6)
 A3-A..............      5.3225%        LIBOR + 0.230%(4)     LIBOR + 0.460%(4)                (5)              Actual/360 (6)
 A3-B..............      5.3725%        LIBOR + 0.280%(4)     LIBOR + 0.560%(4)                (5)              Actual/360 (6)
 A4-A..............      5.4925%        LIBOR + 0.400%(4)     LIBOR + 0.800%(4)                (5)              Actual/360 (6)
 A4-B..............      5.4625%        LIBOR + 0.370%(4)     LIBOR + 0.740%(4)                (5)              Actual/360 (6)
 M-1...............      5.4425%        LIBOR + 0.350%(4)     LIBOR + 0.525%(4)                (5)              Actual/360 (6)
 M-2...............      5.4625%        LIBOR + 0.370%(4)     LIBOR + 0.555%(4)                (5)              Actual/360 (6)
 M-3...............      5.4825%        LIBOR + 0.390%(4)     LIBOR + 0.585%(4)                (5)              Actual/360 (6)
 M-4...............      5.5925%        LIBOR + 0.500%(4)     LIBOR + 0.750%(4)                (5)              Actual/360 (6)
 M-5...............      5.6425%        LIBOR + 0.550%(4)     LIBOR + 0.825%(4)                (5)              Actual/360 (6)
 M-6...............      5.6925%        LIBOR + 0.600%(4)     LIBOR + 0.900%(4)                (5)              Actual/360 (6)
 M-7...............      6.5425%        LIBOR + 1.450%(4)     LIBOR + 2.175%(4)                (5)              Actual/360 (6)
 M-8...............      6.8425%        LIBOR + 1.750%(4)     LIBOR + 2.625%(4)                (5)              Actual/360 (6)
 M-9...............      6.8425%        LIBOR + 1.750%(4)     LIBOR + 2.625%(4)                (5)              Actual/360 (6)
 NON-OFFERED
 CERTIFICATES
 Class A2-A2.......      5.2125%         LIBOR + 0.120%(4LIBOR + 0.240%(4)                     (5)              Actual/360 (6)
 Class P...........          N/A               N/A             N/A(8)                          (8)                   N/A
 Class C...........          N/A               N/A             N/A(8)                          (8)                   N/A
 Class R...........          N/A               N/A             N/A(8)                          (8)                   N/A

 -------------------
(1) Reflects the pass-through rate as of the closing date.

(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer, on behalf of Lehman Brothers Inc., has the option to purchase the mortgage loans as described in this free writing prospectus under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(3) Reflects the pass-through rate calculation after the option to purchase the mortgage loans is not exercised by the servicer, on behalf of Lehman Brothers Inc. at the earliest possible distribution date as described in this free writing prospectus under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(4) The pass-through rates on the LIBOR Certificates (other than the grantor trust certificates) adjust monthly based on the level of one-month LIBOR, subject to the net rate cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on May 25, 2006) and ending on the day immediately preceding that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7) The grantor trust certificates will have the benefit of a cap agreement as described in this free writing prospectus. The pass-through rates on the Class A2-A3 Certificates adjust monthly based on the level of one-month LIBOR and will not be subject to the net rate cap, unless there has been a default in payment under the cap agreement. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(8)  The Class P, Class C and Class R Certificates will not accrue any interest.

DESIGNATIONS

   DESIGNATION              CLASS OF CERTIFICATES
   -----------              ---------------------

     Senior        Class A1-A, Class A1-B, Class A2-A1,
   Certificates:   Class A2-A2, Class A2-B, Class A3-A,
                   Class A3-B, Class A4-A and Class A4-B
                   Certificates

  Super Senior     Class A1-A, Class A2-A1, Class A2-A3,
   Certificates:   Class A3-A and Class A4-A Certificates

 Senior Support    Class A1-B, Class A2-B, Class A3-B and
   Certificates:   Class A4-B Certificates

  Subordinated     Class M-1, Class M-2, Class M-3,
   Certificates:   Class M-4, Class M-5, Class M-6,
                   Class M-7, Class M-8 and Class M-9
                   Certificates

  Grantor Trust    Class A2-A3 Certificates
   Certificates:

      LIBOR        Senior and Subordinated Certificates
   Certificates:   and Grantor Trust Certificates

     Offered       Class A1-A, Class A1-B, Class A2-A1,
  Certificates:    Class A2-A3, Class A2-B, Class A3-A,
                   Class A3-B, Class A4-A, Class A4-B, Class M-1, Class M-2,
                   Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class
                   M-8 and Class M-9 Certificates

   Non-offered     Class A2-A2, Class P, Class C and Class
   Certificates:   R Certificates

Distributions on the grantor trust Class A2-A3 Certificates will be made indirectly from certain distributions made on the underlying Class A2-A2 Certificates and from certain payments that may be made pursuant to the cap agreement, as described in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P Certificates will be entitled to receive prepayment charges paid by borrowers upon certain full or partial prepayment of the mortgage loans, to the extent the issuing entity is entitled to those prepayment charges. These amounts will not be available for distribution to other classes of certificates.

The Class A2-A2, Class C, Class P and Class R Certificates are not offered by this free writing prospectus.

Effect of negative amortization. If an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest. For any distribution date, the excess, if any, of (i) the deferred interest with respect to all mortgage loans for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments received with respect to all mortgage loans during the related prepayment period (referred to in this free writing prospectus as the "net deferred interest"), will be deducted from the interest distributions to the certificates as described in this free writing prospectus. As long as there has been no default in payment under the cap agreement, net deferred interest that otherwise would reduce the interest on the Class A2-A3 Certificates (due to the allocation of net deferred interest to the underlying Class A2-A2 Certificates) will be covered by the cap agreement. The amount deducted from the interest distributable to a class of certificates will be added to the class certificate balance of that class.

Record Date

The business day immediately preceding a distribution date or, if the offered certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

$25,000 and multiples of $1 in excess thereof.

Registration of Certificates

Offered Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for June 26, 2006.

Interest Distributions

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the lesser of (1) the applicable annual rate as described in the table on page S-7 for that class of certificates and (2) the net rate cap for that distribution date; provided that the net rate cap will only apply to the Class A2-A3 Certificates if there is a default in payments required to be made by the cap counterparty. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity.

The amount of interest distributable on a distribution date with respect to the interest-bearing certificates will be reduced by the amount of net deferred interest on the mortgage loans for that distribution date, as described under "Description of the Certificates - Interest" in this free writing prospectus; provided that so long as there is no default under the cap agreement, net deferred interest that would reduce the interest on the Class A2-A3 Certificates will be covered by payments under the cap agreement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.375% multiplied by the aggregate stated principal balance of the mortgage loans as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation (with respect to the grantor trust certificates, indirectly through the underlying Class A2-A2 Certificates), the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates (other than the grantor trust certificates), any net rate carryover (which is interest due on a prior distribution date that was not paid on a prior distribution date due to the application of the net rate cap) will be payable from excess cashflow as and to the extent described in this free writing prospectus and in the case of the Class A2-A1 Certificates, from payments, if any, made under the corridor contract.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. Principal distributions on the grantor trust certificates will generally include principal payments on the mortgage loans that are distributed to the underlying Class A2-A2 Certificates after reimbursement for payments made by the cap counterparty in connection with net deferred interest allocated to the underlying Class A2-A2 Certificates. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates
(Other than the Grantor Trust Certificates)

Amounts Available with Respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "interest remittance amount." The interest remittance amount for any distribution date and any class of interest-bearing certificates (other than the grantor trust certificates) will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o    payments of interest on the mortgage loans less the expense fees;

o    interest collected in connection with prepayments of the mortgage loans;

o    interest amounts advanced by the servicer;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans;

o liquidation proceeds of the mortgage loans (to the extent allocable to interest); and

o the lesser of (1) the aggregate amount of prepayments and (2) deferred interest.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates (other than the grantor trust certificates) on any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o    payments of principal of the mortgage loans;

o    principal advances by the servicer;

o    prepayments on the mortgage loans;

o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan; and

o liquidation proceeds of the mortgage loans (to the extent allocable to principal).


Amounts Available for Distribution on the Grantor Trust Certificates

The amount available for distribution on the grantor trust certificates on any distribution date will be the grantor trust available funds. With respect to any distribution date, the grantor trust available funds consist of the sum of:

         (i) any distributions received from the underlying Class A2-A2 Certificates;

         (ii) any payments received by the grantor trustee from the cap counterparty under the cap agreement; and

         (iii) all other assets of the grantor trust, following the payments of amounts to reimburse the grantor trustee for its reimbursable expenses as set forth in the pooling and servicing agreement.


Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o    the trustee fee due to the trustee;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the grantor trustee, the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed as follows:

         first, to the senior certificates, current interest and interest carry forward amounts, subject to the allocation set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities;"

         second, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due and any interest carry forward amount from previous distributions dates for each class for that distribution date, subject to the allocations set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this free writing prospectus; and

         third, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Interest" below.

PRIORITY OF PRINCIPAL DISTRIBUTIONS

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

     o whether a distribution date occurs before or on or after the "stepdown date," which is the later of (1) the distribution date in June 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

     o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

     o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will have occurred if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

      Distributions of principal to the classes of senior and subordinated certificates are based on the "principal distribution amount," which is, generally, for any distribution date, the amount of principal collected or advanced by the servicer on the mortgage loans during the related due period, including any net prepayments collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee and the servicer and minus any overcollateralization release amount for such distribution date.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority, until the aggregate class certificate balance of the certificates is reduced to the target amount for that distribution date:

         first, to the classes of the senior certificates, in the following priority:

         (i) concurrently, to the Class A1-A and Class A1-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         (ii) concurrently, to the Class A2-A1, Class A2-A2 and Class A2-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         (iii) concurrently, to the Class A3-A and Class A3-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         (iv) concurrently, to the Class A4-A and Class A4-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

         third, as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

         first, to the classes of senior certificates in the following priority, until the senior certificates have been paid to meet certain credit enhancement targets:

         (i) concurrently, to the Class A1-A and Class A1-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         (ii) concurrently, to the Class A2-A1, Class A2-A2 and Class A2-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         (iii) concurrently, to the Class A3-A and Class A3-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         (iv) concurrently, to the Class A4-A and Class A4-B Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         second, from the remaining principal distribution amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, until each such class has been paid to meet certain credit enhancement targets; and

         third, as part of the excess cashflow.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates (other than the grantor trust certificates) will be the assets of the trust, and the only source of funds available for interest and principal distributions on the grantor trust certificates will be the assets of the grantor trust. The issuing entities will have no source of funds other than collections and recoveries of the mortgage loans and, with respect to the grantor trust certificates only, the cap agreement. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer, at the direction or with the consent of Lehman Brothers Inc., may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this free writing prospectus under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--Delivery of Mortgage
Loan Documents."

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess interest, overcollateralization, subordination, and the loss allocation features.



OVERCOLLATERALIZATION

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the senior and subordinated certificates by approximately $5,233,421, which represents approximately 0.70% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Thereafter, any interest received on the mortgage loans in excess of the amount required to pay interest on the senior and subordinated certificates and to pay the fees and expenses of the issuing entity will be used to reduce the aggregate class certificate balance of the senior and subordinated certificates to a level set by the rating agencies which will be achieved when the mortgage loans have an aggregate stated principal balance that exceeds the aggregate class certificate balance of the senior and subordinated certificates by an amount equal to (i) approximately $6,354,799 (0.85% of the aggregate stated principal balance of the mortgage loans as of the cut-off date) for any distribution date occurring prior to the stepdown date, and (ii) an amount equal to the greater of the amount specified in this free writing prospectus and approximately $3,738,117 (0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date) for any distribution date occurring on or after the stepdown date. This condition is referred to as "overcollateralization" in this free writing prospectus. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to achieve or maintain any level of overcollateralization.

EXCESS INTEREST

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and the trust expenses, will be used to reduce the aggregate class certificate balance of the certificates, until the required level of overcollateralization has been achieved and to maintain the required levels, once they have been met.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Application of Excess Cashflow

      The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

   first, to the senior and subordinated certificates, as principal, generally in accordance with the priorities summarized under "Priority of Principal Distributions" above;

   second, first, to the classes of senior certificates, pro rata by unpaid realized loss amount, and second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, as unpaid realized loss amounts;

   third, (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amount to the extent needed to pay any unpaid net rate carryover for each such class (after application of payments under the corridor contract in the case of the Class A2-A1 Certificates); and (ii), sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any unpaid net rate carryover for each such class; and

fourth, to the Class C and Class R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates. If the applicable subordination is insufficient to absorb losses, then additional losses on the mortgage loans will reduce the class certificate balances of senior certificates, concurrently, as follows:

(A) sequentially, to the Class A1-B and Class A1-A Certificates, in that order, until their respective class certificate balances are reduced to zero,

 (B) sequentially, in the following priority: first, to the Class A2-B Certificates, until its class certificate balance is reduced to zero; and second, concurrently, to the Class A2-A1 and Class A2-A2 Certificates (with respect to the Class A2-A3 Certificates, indirectly through the underlying Class A2-A2 Certificates), pro rata, until their respective class certificate balances are reduced to zero;

(C) sequentially, to the Class A3-B and Class A3-A Certificates, in that order, until their respective class certificate balances are reduced to zero, and

(D) sequentially, to the Class A4-B and Class A4-A Certificates, in that order, until their respective class certificate balances are reduced to zero.

The Corridor Contract

Deutsche Bank National Trust Company, as corridor trustee on behalf of the corridor trust, will enter into an interest rate corridor contract for the benefit of the Class A2-A1 Certificates.

On or prior to the distribution date in January 2009, the corridor contract counterparty will be required to make monthly payments to the corridor trustee, if one-month LIBOR for the related distribution date exceeds a specified rate. Payments made under the corridor contract will be made to the corridor trustee during the period of time the corridor contract is in effect.

The amounts allocated to the corridor trustee, on behalf of the corridor trust, in respect of the corridor contract will be available to the Class A2-A1 Certificates, as described in this free writing prospectus, to mitigate net rate carryover resulting from the application of the net rate cap to the related pass-through rate.

Any amounts received in respect of the corridor contract and allocated to the corridor trust for a distribution date that are not used on that date to cover net rate carryover amounts on the Class A2-A1 Certificates will be distributed to the holder of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

The Cap Agreement

The assets of the grantor trust will include the cap agreement. The cap agreement will only be available to make payments on the grantor trust certificates and will not be available to make payments on any other class of certificates. Payments under the cap agreement are required to be made so that the grantor trust certificates will receive interest payments at a pass-through rate equal to one-month LIBOR plus the applicable margin, less interest shortfalls allocated to those certificates, as described in this free writing prospectus under "Distributions--Interest." In addition, the cap agreement will pay an amount equal to any net deferred interest allocated to the underlying Class A2-A2 Certificates on each distribution date for payment to the grantor trust certificates. In the event of the termination of the cap agreement because of a default or other event of termination by either party to that agreement, an amount may become due and payable either from the cap counterparty to the grantor trust (for payment to the grantor trust certificates) or to the cap counterparty from amounts otherwise payable from the grantor trust to the grantor trust certificates. In addition, such termination of the cap agreement would subject the Class A2-A3 Certificates to the net rate cap and allocations of net deferred interest (indirectly through allocations made to the underlying Class A2-A2 Certificates). The cap agreement will be terminated following the earlier to occur of (i) the distribution date following the date on which the class certificate balance of the underlying Class A2-A2 Certificates is reduced to zero or (ii) the distribution date in July 2046.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure and the grantor trust issuing entity will be classified as a "grantor trust" under subpart E, part I of subchapter J of chapter 1 of the Code. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the grantor trust certificates and the Class R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net rate carryover, or cap payments, in the case of the grantor trust certificates, will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The corridor trust, the corridor account, the corridor contract, the carryover reserve fund and the grantor trust will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring the Class A2-A1 or Class A2-A3 Certificates with assets of such a plan will be required to represent that they satisfy the requirements of an investor-based class exemption.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                         SUMMARY OF TRANSACTION PARTIES


                                                  |-----------------------------------------|
                                                  |                                         |
                                                  |          SPONSOR AND SELLER             |
                                                  |         IndyMac Bank, F.S.B.            |
                                                  |                                         |
                                                  |-----------------------------------------|
                                                                    |         Mortgage Loans
                                                                    |
|----------------------------------|                                |
|          CORRIDOR TRUST          |                                |
|      Lehman Brothers Special     |                                |
|             Financing            |                                |
|      (Corridor Counterparty)     |                                |
|   for Class A2-A1 Certificates   |                                |
|----------------------------------|                                |
                                   \                                |
                                    \                              \|/
             Corridor Contract       \                     |-----------------------|
             Payments                 \                    |                       |
                                       \                   |       DEPOSITOR       |
                                        \                  |   IndyMac MBS, Inc.   |
                                         \                 |                       |
                                          \                |-----------------------|
                                           \                          |
                                            \                         |
                                             \                        |    Mortgage Loans
                                              \                       |
                                               \                     \|/
                                                \    |-----------------------------|                    |------------------------|
                                                 \   |                             |                    |                        |
                                   Mortgage       \  |      ISSUING ENTITY         |    Class A2-A2     |      GRANTOR TRUST     |
|----------------------------|     Loan           \|/|  IndyMac INDX Mortgage Loan |    Certificates    |     ISSUING ENTITY     |
|                            |     Servicing         |        2006-AR8             |                    |  IndyMac INDX Mortgage |
|          SERVICER          |                       |                             |------------------> |      Loan 2006-AR8     |
|     IndyMac Bank, F.S.B    |---------------------> |                             |                    |                        |
|                            |                       |         TRUSTEE             |               /--- |     GRANTOR TRUSTEE    |
|----------------------------|                       | Deutsche Bank National      |              /     | Deutsche Bank National |
                                                     |      Trust Company          |             /      |      Trust Company     |
                                                     |                             |            /       |------------------------|
                                                     |-----------------------------|           /          /|\       /|\        |
                                                                       |                      /            |         |         |
                                                                       | Distributions       /             |         |         |
                                                                       |                    /              |         |         |
                                                                       |                   /               |         |         |
                                                                       |                  /                |         |         |
                                                                      \|/                /                 |         |         |
                                                         |--------------------|         /                  |         |         |
                                                         | Certificateholders |        /                   |         |         |
                                                         |                    |       /                    |         |         |
                                                         |--------------------| <----/                (1)  |    (2)  |   (3)   |
                                                                                                           |         |        \|/
                                                                                                     |----------------------------|
                                                                                                     |     CAP COUNTERPARTY       |
                                                                                                     | Lehman Brothers Special    |
                                                                                                     | Financing for Class A2-A3  |
                                                                                                     |       Certificates         |
                                                                                                     |----------------------------|

----------------------
(1) Cap payment under the cap agreement by the cap counterparty for interest shortfalls to grantor trustee if the Class A2-A3 interest rate would otherwise be limited by the net rate cap.
(2) Cap payment under the cap agreement by the cap counterparty for allocations of net deferred interest on the underlying Class A2-A2 Certificates.
(3) Cap Counterparty Payment - On each distribution date and with respect to the Class A2-A3 Certificates, the following amounts due to the cap counterparty pursuant to the cap agreement:
    (i) from interest payments on the underlying Class A2-A2 Certificates, accrued and unpaid interest on the related cap deferred interest amount;
    (ii) any net rate carryover allocated to the underlying Class A2-A2 Certificates for that distribution date, to the extent covered by a previous cap payment; and
    (iii) to the extent of principal payments on the underlying Class A2-A2 Certificates, the related cap deferred interest amount.

                                THE MORTGAGE POOL

                                 MORTGAGE LOANS

                                        MORTGAGE RATES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
RANGE OF                      MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
MORTGAGE RATES (%)             LOANS        OUTSTANDING    OUTSTANDING     BALANCE       RATE       SCORE        RATIO
------------------            ---------     -----------    -----------    ---------   ---------   --------    -------------
1.001 - 1.250.............        145     $  43,387,543.00      5.80%    $ 299,224.43     1.250%      718        63.95%
1.251 - 1.500.............        188        70,277,442.00      9.40       373,816.18     1.494       721        70.57
1.501 - 1.750.............        193        68,484,127.00      9.16       354,840.04     1.706       705        76.88
1.751 - 2.000.............        157        55,216,931.99      7.39       351,700.20     1.905       665        76.52
2.001 - 2.250.............        157        47,133,781.33      6.30       300,215.17     2.197       703        68.29
2.251 - 2.500.............        162        49,515,288.00      6.62       305,649.93     2.448       715        69.34
2.501 - 2.750.............        139        42,868,653.24      5.73       308,407.58     2.681       698        76.24
2.751 - 3.000.............         67        20,232,400.00      2.71       301,976.12     2.909       680        76.80
3.001 - 3.250.............         29         7,945,221.23      1.06       273,973.15     3.168       682        77.66
3.251 - 3.500.............         29         7,514,500.00      1.01       259,120.69     3.422       702        74.84
3.501 - 3.750.............         10         2,873,600.00      0.38       287,360.00     3.617       675        75.79
3.751 - 4.000.............          5         1,692,250.00      0.23       338,450.00     3.911       668        72.79
4.001 - 4.250.............          1           193,800.00      0.03       193,800.00     4.150       667        95.00
4.251 - 4.500.............          1           274,000.00      0.04       274,000.00     4.400       673        66.50
6.251 - 6.500.............          6         2,257,384.96      0.30       376,230.83     6.394       700        75.96
6.501 - 6.750.............         23         9,579,533.08      1.28       416,501.44     6.671       716        72.91
6.751 - 7.000.............         66        26,449,976.29      3.54       400,757.22     6.901       695        73.74
7.001 - 7.250.............        152        54,137,774.31      7.24       356,169.57     7.124       699        76.20
7.251 - 7.500.............        282        96,121,423.20     12.86       340,856.11     7.395       699        77.07
7.501 - 7.750.............        259        87,067,830.98     11.65       336,169.23     7.595       692        76.36
7.751 - 8.000.............         84        26,564,941.24      3.55       316,249.30     7.830       675        76.57
8.001 - 8.250.............         37        14,906,977.50      1.99       402,891.28     8.076       692        75.50
8.251 - 8.500.............         33        12,754,839.13      1.71       386,510.28     8.375       685        76.24
8.501 - 8.750.............          1           173,202.27      0.02       173,202.27     8.611       763        79.82
                                -----      ---------------    ------     ------------     -----       ---        -----
    Total.................      2,226      $747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====      ===============    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 4.421% per annum.

                                         CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
RANGE OF CURRENT MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE      SCORE        RATIO
---------------------------   ---------     -----------    -----------    ---------   ---------   --------    -------------
50,000.01 - 100,000.00...          44     $   3,583,919.85      0.48%    $  81,452.72     4.585%      717        66.75%
100,000.01 - 150,000.00..         181        23,603,308.50      3.16       130,405.02     4.061       705        68.37
150,000.01 - 200,000.00..         279        49,554,508.08      6.63       177,614.72     3.923       703        71.74
200,000.01 - 250,000.00..         285        64,103,910.08      8.57       224,926.00     4.284       698        72.73
250,000.01 - 300,000.00..         275        75,762,009.42     10.13       275,498.22     4.106       700        73.40
300,000.01 - 350,000.00..         247        80,291,302.55     10.74       325,066.00     4.500       700        74.95
350,000.01 - 400,000.00..         247        92,741,691.62     12.40       375,472.44     4.382       697        74.94
400,000.01 - 450,000.00..         178        75,717,410.96     10.13       425,378.71     4.437       692        75.48
450,000.01 - 500,000.00..         163        77,580,559.47     10.38       475,954.35     4.614       693        75.44
500,000.01 - 550,000.00..         105        55,180,639.38      7.38       525,529.90     5.087       700        76.16
550,000.01 - 600,000.00..          83        47,712,596.42      6.38       574,850.56     4.647       692        76.74
600,000.01 - 650,000.00..          67        42,178,871.19      5.64       629,535.39     4.791       687        74.67
650,000.01 - 700,000.00..          22        14,847,716.66      1.99       674,896.21     5.553       733        74.35
700,000.01 - 750,000.00..          14        10,314,741.73      1.38       736,767.27     5.014       717        72.28
750,000.01 - 800,000.00..           6         4,668,556.44      0.62       778,092.74     4.273       717        78.27
800,000.01 - 850,000.00..           5         4,077,942.69      0.55       815,588.54     4.079       710        67.45
850,000.01 - 900,000.00..           2         1,746,733.53      0.23       873,366.77     4.172       721        74.97
900,000.01 - 950,000.00..           5         4,606,658.28      0.62       921,331.66     2.639       727        69.44
950,000.01 - 1,000,000.00          10         9,823,209.15      1.31       982,320.92     2.174       724        69.40
1,000,000.01 - 1,250,000.00         6         6,535,559.57      0.87     1,089,259.93     3.467       717        62.38
1,250,000.01 - 1,500,000.00         2         2,991,575.18      0.40     1,495,787.59     4.148       706        64.34
                                -----      ---------------    ------   --------------     -----       ---        -----
    Total.................      2,226      $747,623,420.75    100.00%  $   335,859.58     4.421%      699        74.11%
                                =====      ===============    ======   ==============     =====       ===        =====

------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $335,860.

                                 ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
RANGE OF ORIGINAL             MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE      SCORE           RATIO
-------------------------     ---------   ---------------  -----------   -----------  ---------   --------    --------------
0.000 - 50.000...........         110     $  25,453,401.41      3.40%    $ 231,394.56     3.087%      719        42.15%
50.001 - 60.000..........         131        40,264,171.62      5.39       307,360.09     3.028       712        55.52
60.001 - 70.000..........         362       126,361,803.99     16.90       349,065.76     3.622       704        66.68
70.001 - 75.000..........         384       126,453,991.15     16.91       329,307.27     4.687       686        74.09
75.001 - 80.000..........       1,190       416,048,664.41     55.65       349,620.73     4.753       699        79.66
80.001 - 85.000..........          14         3,973,079.09      0.53       283,791.36     5.199       695        84.33
85.001 - 90.000..........          25         6,558,064.95      0.88       262,322.60     5.939       681        89.49
90.001 - 95.000..........          10         2,510,244.13      0.34       251,024.41     6.860       718        94.82
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ration of the Mortgage Loans was approximately 74.11%.




                                 ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
ORIGINAL TERM TO STATED       MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
MATURITY (MONTHS)               LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE      SCORE          RATIO
-------------------------     ---------   -------------    -----------    ----------  ---------  ---------    -------------
360......................       1,924     $641,425,925.16     85.80%    $ 333,381.46     4.641%      698        74.26%
480......................         302      106,197,495.59     14.20       351,647.34     3.092       702        73.17
                                -----     ---------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ===============    ======     ============     =====       ===        =====



                              REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
REMAINING TERMS TO STATED     MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
MATURITY (MONTHS)              LOANS        OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
--------------------------    ---------     -----------    -----------    ---------   ---------   --------    -------------
351.......................          3     $     740,908.78      0.10%    $ 246,969.59     7.224%      660        73.13%
352.......................          3         1,085,753.08      0.15       361,917.69     6.999       719        79.00
353.......................         13         3,993,131.07      0.53       307,163.93     7.519       696        81.64
354.......................         38        14,972,594.08      2.00       394,015.63     7.741       689        79.43
355.......................         92        35,232,918.03      4.71       382,966.50     7.502       692        79.25
356.......................         65        26,112,174.77      3.49       401,725.77     7.489       703        76.48
357.......................         65        21,654,941.70      2.90       333,152.95     7.510       693        77.78
358.......................        134        46,258,754.47      6.19       345,214.59     7.508       696        75.87
359.......................        484       163,803,857.38     21.91       338,437.72     7.357       693        75.14
360.......................      1,027       327,570,891.80     43.81       318,959.00     1.963       702        72.31
473.......................          3           749,360.44      0.10       249,786.81     7.300       677        81.13
476.......................          2         1,118,383.59      0.15       559,191.80     7.945       746        80.75
477.......................          3         1,204,777.19      0.16       401,592.40     7.458       666        80.70
478.......................          3           911,494.23      0.12       303,831.41     7.545       679        65.10
479.......................         35        12,174,834.15      1.63       347,852.40     7.507       707        73.34
480.......................        256        90,038,645.99     12.04       351,713.46     2.297       702        72.96
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the Mortgage Loans was approximately 376 months.

                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
GEOGRAPHIC AREA                 LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
--------------------------    ---------   ---------------- -----------   ------------ ---------   --------    -------------
Alabama...................          1     $     109,600.00      0.01%    $ 109,600.00     3.650%      668        80.00%
Alaska....................          6         1,735,989.83      0.23       289,331.64     2.863       672        78.86
Arizona...................         62        16,432,572.02      2.20       265,041.48     5.963       706        75.87
Arkansas..................          1           162,330.60      0.02       162,330.60     7.861       677        74.84
California................      1,009       397,805,536.94     53.21       394,257.22     4.780       699        73.97
Colorado..................         21         7,220,434.96      0.97       343,830.24     4.809       693        73.03
Connecticut...............         16         4,808,675.23      0.64       300,542.20     4.826       699        72.69
Delaware..................          8         1,795,367.98      0.24       224,421.00     2.608       707        74.72
District of Columbia......          2           739,795.34      0.10       369,897.67     7.527       695        79.98
Florida...................        253        58,436,501.17      7.82       230,974.31     3.625       698        75.04
Georgia...................         18         4,577,174.39      0.61       254,287.47     3.458       704        76.44
Hawaii....................         20         8,551,760.00      1.14       427,588.00     4.942       702        67.87
Idaho.....................         13         3,205,161.42      0.43       246,550.88     5.839       712        73.93
Illinois..................         32         8,220,811.77      1.10       256,900.37     4.002       695        76.88
Indiana...................          3           663,711.85      0.09       221,237.28     3.052       663        79.01
Iowa......................          2           308,800.00      0.04       154,400.00     1.782       712        80.00
Kansas....................          2           313,494.65      0.04       156,747.33     5.166       710        89.20
Kentucky..................          1           146,500.00      0.02       146,500.00     1.700       696        79.19
Louisiana.................          1           221,164.85      0.03       221,164.85     7.611       650        79.84
Maine.....................          5         1,772,964.51      0.24       354,592.90     3.034       742        67.85
Maryland..................         98        30,445,382.53      4.07       310,667.17     4.203       704        73.67
Massachusetts.............         23         7,069,339.22      0.95       307,362.57     4.080       707        71.83
Michigan..................         19         4,182,605.02      0.56       220,137.11     3.954       695        72.15
Minnesota.................         20         5,049,997.78      0.68       252,499.89     3.110       689        77.05
Missouri..................          8         1,996,286.50      0.27       249,535.81     6.013       697        83.73
Montana...................          1           148,561.70      0.02       148,561.70     7.611       771        74.88
Nebraska..................          1           284,000.00      0.04       284,000.00     1.900       663        80.00
Nevada....................         44        13,010,993.18      1.74       295,704.39     4.594       693        74.43
New Hampshire.............          2           421,000.00      0.06       210,500.00     2.042       699        65.06
New Jersey................        150        47,868,040.04      6.40       319,120.27     3.308       692        73.42
New Mexico................          3           778,970.35      0.10       259,656.78     3.691       718        75.50
New York..................        110        43,835,133.88      5.86       398,501.22     3.057       691        72.04
North Carolina............          6         1,454,845.66      0.19       242,474.28     5.284       697        77.87
Ohio......................          1           230,000.00      0.03       230,000.00     2.400       797        79.31
Oklahoma..................          3           398,780.22      0.05       132,926.74     3.726       788        77.43
Oregon....................         27         6,028,252.41      0.81       223,268.61     3.668       722        74.12
Pennsylvania..............         31         5,601,137.89      0.75       180,681.87     3.471       706        75.58
Rhode Island..............         10         2,919,160.02      0.39       291,916.00     4.451       712        77.39
South Carolina............          3           646,000.47      0.09       215,333.49     3.978       721        52.39
South Dakota..............          1           125,731.45      0.02       125,731.45     7.561       692        79.08
Tennessee.................          1           191,560.16      0.03       191,560.16     7.311       647        79.82
Texas.....................          7         2,762,478.52      0.37       394,639.79     4.086       672        80.79
Utah......................         17         3,414,572.06      0.46       200,857.18     4.945       707        78.16
Vermont...................          2           322,104.83      0.04       161,052.42     4.725       675        77.14
Virginia..................        124        42,190,658.64      5.64       340,247.25     4.924       702        75.23
Washington................         33         8,344,647.89      1.12       252,868.12     3.651       694        76.06
Wisconsin.................          4           575,200.00      0.08       143,800.00     2.213       693        78.16
Wyoming...................          1            99,632.82      0.01        99,632.82     7.661       710        76.64
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

                                    MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
RANGE OF FICO                 MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
CREDIT SCORES                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
-------------------------     ----------  ---------------- -----------   ------------ ---------   ---------   -------------
620 - 639................         145     $  49,008,137.27      6.56%    $ 337,987.15     5.059%      630        73.52%
640 - 659................         270        89,249,472.02     11.94       330,553.60     4.667       650        75.89
660 - 679................         430       145,033,461.82     19.40       337,287.12     4.538       669        74.70
680 - 699................         417       143,449,131.01     19.19       344,002.71     4.708       689        74.86
700 - 719................         300       105,858,207.22     14.16       352,860.69     4.073       709        74.14
720 - 739................         198        65,910,115.39      8.82       332,879.37     4.360       729        73.87
740 - 759................         175        54,288,374.70      7.26       310,219.28     4.078       749        73.39
760 - 779................         166        55,830,720.76      7.47       336,329.64     3.985       769        73.47
780 - 799................          91        28,289,249.24      3.78       310,870.87     3.695       787        69.33
800 - 819................          34        10,706,551.32      1.43       314,898.57     3.746       807        64.53
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 699.





                                  TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
PROPERTY TYPE                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
--------------------------    ---------   ---------------- -----------   -----------  --------    --------    -------------
Single Family Residence...      1,515     $ 507,536,005.56     67.89%    $ 335,007.26     4.462%      697        73.71%
Planned Unit
Development (PUD).........        354       130,070,469.79     17.40       367,430.71     4.613       701        75.65
Condominium...............        216        61,046,148.97      8.17       282,621.06     4.166       708        76.14
Two- to Four-Family
Residence.................        112        41,275,113.65      5.52       368,527.80     3.877       696        70.76
Townhouse.................         29         7,695,682.78      1.03       265,368.37     3.412       706        75.64
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====






                                             PURPOSES OF THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
--------------------------    ---------   ---------------  -----------   -----------  ---------   --------    -------------
Purchase..................        411     $150,752,972.16      20.16%    $366,795.55    4.385%      709        78.75%
Refinance (Cash Out)......      1,415      458,409,741.59      61.32      323,964.48    4.430       699        72.03
Refinance (Rate/Term).....        400      138,460,707.00      18.52      346,151.77    4.429       688        75.93
                                -----     ---------------     ------     -----------    -----       ---        -----
    Total.................      2,226     $747,623,420.75     100.00%    $335,859.58    4.421%      699        74.11%
                                =====     ===============     ======     ===========    =====       ===        =====

                                        OCCUPANCY TYPES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO          CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE          RATIO
--------------------------    ---------   ---------------  -----------   ------------ ---------   ---------   -------------
Primary Home..............      2,049     $ 702,685,423.71     93.99%    $ 342,940.67     4.317%      697        74.18%
Investment................        146        35,412,711.84      4.74       242,552.82     6.404       721        73.04
Secondary Home............         31         9,525,285.20      1.27       307,267.26     4.715       721        72.89
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

------------
(1) Based upon representations of the related mortgagors at the time of origination.





                                     LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
TYPE OF PROGRAM                LOANS        OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE          RATIO
--------------------------    ---------   ---------------- -----------   ------------ ---------   ---------   -------------
Full/Alternate............        238     $  64,950,555.90      8.69%    $ 272,901.50     4.311%      696        77.94%
FastForward...............         26         6,889,133.37      0.92       264,966.67     2.589       768        68.63
Stated Income.............      1,448       510,270,225.86     68.25       352,396.56     4.511       696        75.60
No Ratio..................         19         9,045,539.71      1.21       476,081.04     7.813       697        77.92
No Income/No Asset........        492       155,005,928.83     20.73       315,052.70     4.022       707        67.54
No Doc....................          3         1,462,037.08      0.20       487,345.69     7.736       719        80.20
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====





                                           LOAN AGE FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT OF                             WEIGHTED    WEIGHTED
                                              AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED    AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE     FICO        CURRENT
                                 MORTGAGE      BALANCE        BALANCE      PRINCIPAL    MORTGAGE    CREDIT      LOAN-TO-VALUE
LOAN AGE (MONTHS)                 LOANS      OUTSTANDING    OUTSTANDING     BALANCE       RATE       SCORE         RATIO
--------------------------      ---------   --------------- -----------   ------------  ---------   -------     -------------
0.........................       1,283      $ 417,609,537.79    55.86%    $ 325,494.57     2.035%       702        72.45%
1.........................         519        175,978,691.53    23.54       339,072.62     7.367        694        75.02
2.........................         137         47,170,248.70     6.31       344,308.38     7.508        695        75.66
3.........................          68         22,859,718.89     3.06       336,172.34     7.508        692        77.94
4.........................          67         27,230,558.36     3.64       406,426.24     7.508        705        76.66
5.........................          92         35,232,918.03     4.71       382,966.50     7.502        692        79.25
6.........................          38         14,972,594.08     2.00       394,015.63     7.741        689        79.43
7.........................          16          4,742,491.51     0.63       296,405.72     7.485        693        81.56
8.........................           3          1,085,753.08     0.15       361,917.69     6.999        719        79.00
9.........................           3            740,908.78     0.10       246,969.59     7.224        660        73.13
                                 -----      ----------------   ------     ------------     -----        ---        -----
Total.....................       2,226      $ 747,623,420.75   100.00%    $ 335,859.58     4.421%       699        74.11%
                                 =====      ================   ======     ============     =====        ===        =====

------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

                                      PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
PREPAYMENT CHARGE             MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
TERM (MONTHS)                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
-------------------------    ----------   ---------------- -----------   ------------ ---------   --------    -------------
None.....................         239     $  91,193,546.74     12.20%    $ 381,562.96   4.404%        705        72.86%
12 Months-Hard...........         208        81,184,126.30     10.86       390,308.30   4.717         708        75.42
12 Months-Soft...........           1           280,374.52      0.04       280,374.52   6.761         684        69.23
24 Months-Hard...........          90        32,174,086.86      4.30       357,489.85   4.418         693        74.51
36 Months-Hard...........       1,659       531,101,963.48     71.04       320,133.79   4.319         696        74.05
36 Months-Hard...........          29        11,689,322.85      1.56       403,080.10   7.066         712        76.36
                                -----     ----------------    ------     ------------   -----         ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58   4.421%        699        74.11%
                                =====     ================    ======     ============   =====         ===        =====






                                         GROSS MARGINS FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)      LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
--------------------------   ----------- --------------    ----------- ------------   --------    --------    -------------
1.501 - 2.000.............          1    $    652,000.00      0.09%    $ 652,000.00     1.500%      774        80.00%
2.001 - 2.500.............         25       8,804,504.96      1.18       352,180.20     2.919       716        70.43
2.501 - 3.000.............        328     131,440,167.96     17.58       400,732.22     3.357       713        72.30
3.001 - 3.500.............      1,235     409,069,916.97     54.72       331,230.70     4.226       702        73.92
3.501 - 4.000.............        580     175,975,047.71     23.54       303,405.25     5.341       682        75.76
4.001 - 4.500.............         56      21,508,580.88      2.88       384,081.80     7.773       683        76.45
4.501 - 5.000.............          1         173,202.27      0.02       173,202.27     8.611       763        79.82
                                -----    ---------------    ------     ------------     -----       ---        -----
    Total.................      2,226    $747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====    ===============    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 3.332%.

                                    MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                                 OF           PRINCIPAL     PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
MAXIMUM MORTGAGE RATE (%)       LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
------------------------       --------   ---------------  -----------   -----------  --------    ---------   -------------
  7.500..................           1     $    168,000.00      0.02%    $ 168,000.00     2.450%      623        71.49%
  8.075..................           1          236,969.77      0.03       236,969.77     7.411       756        77.70
  8.250..................           1          340,000.00      0.05       340,000.00     1.700       660        79.07
  8.400..................           1          377,360.00      0.05       377,360.00     1.550       791        78.05
  8.700..................           1          180,164.15      0.02       180,164.15     6.661       713        44.48
  8.950..................           2          996,875.29      0.13       498,437.65     6.965       673        76.81
  9.500..................           1           73,269.47      0.01        73,269.47     6.436       675        69.78
  9.650..................           1          540,000.00      0.07       540,000.00     1.700       672        80.00
  9.950..................       1,999      662,515,476.87     88.62       331,423.45     4.043       700        73.81
  9.990..................           8        3,064,026.40      0.41       383,003.30     7.678       685        75.42
  9.995..................           2          817,885.85      0.11       408,942.93     6.938       667        77.31
  9.999..................         150       57,120,092.49      7.64       380,800.62     7.777       687        75.88
 10.150..................           1          224,000.00      0.03       224,000.00     1.450       673        80.00
 10.200..................           2          337,375.85      0.05       168,687.93     4.140       697        79.95
 10.400..................           1          765,564.86      0.10       765,564.86     7.361       665        79.83
 10.450..................           8        2,676,268.41      0.36       334,533.55     7.637       679        77.59
 10.500..................           1          400,000.00      0.05       400,000.00     1.800       650        80.00
 10.900..................           1          251,250.00      0.03       251,250.00     2.200       623        75.00
 10.950..................           4        1,289,003.00      0.17       322,250.75     7.378       703        75.10
 11.200..................           3        1,419,740.11      0.19       473,246.70     7.309       651        68.83
 11.325..................           2          485,229.39      0.06       242,614.70     7.711       683        80.60
 11.450..................           1          382,500.00      0.05       382,500.00     2.750       656        75.00
 11.700..................           2          598,802.27      0.08       299,401.14     3.735       747        79.95
 11.900..................           1          392,000.00      0.05       392,000.00     1.950       733        80.00
 11.950..................          10        3,706,246.68      0.50       370,624.67     7.794       715        81.72
 12.000..................           1          205,057.57      0.03       205,057.57     6.761       734        79.79
 12.200..................           2          671,595.91      0.09       335,797.96     3.880       728        75.98
 12.400..................           1          318,000.00      0.04       318,000.00     2.450       705        60.00
 12.500..................          16        6,555,666.41      0.88       409,729.15     7.304       705        78.68
 13.400..................           1          515,000.00      0.07       515,000.00     3.450       718        78.03
                                -----     ---------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ===============    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.999%.





                                   NEGATIVE AMORTIZATION LIMIT FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
NEGATIVE AMORTIZATION         MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
LIMIT (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE          RATIO
--------------------------    ---------   ---------------- -----------   ------------ ---------   --------    -------------
110.......................      2,005     $ 668,608,651.05     89.43%    $ 333,470.65     4.067%      698        73.65%
115.......................        221        79,014,769.70     10.57       357,532.89     7.418       702        77.96
                                -----     ----------------    ------     ------------     -----       ---        -----
    Total.................      2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

                                    NEXT RATE ADJUSTMENT DATE FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
NEXT RATE ADJUSTMENT DATE       LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
--------------------------    --------- ----------------   ----------- ------------   ---------   --------    -------------
June 2006.................    2,176     $ 731,193,093.75     97.80%    $ 336,026.24     4.474%      698        74.16%
July 2006.................       50        16,430,327.00      2.20       328,606.54     2.054       708        71.75
                              -----     ----------------    ------     ------------     -----       ---        -----
    Total.................    2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                              =====     ================    ======     ============     =====       ===        =====




                                 NEXT PAYMENT ADJUSTMENT DATE FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
NEXT PAYMENT ADJUSTMENT DATE    LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
----------------------------  ---------   ---------------- -----------   ------------ --------    --------    -------------
September 2006...........           3     $     740,908.78      0.10%    $ 246,969.59     7.224%      660        73.13%
October 2006.............           2           705,780.23      0.09       352,890.12     6.898       723        78.00
November 2006............          16         4,742,491.51      0.63       296,405.72     7.485       693        81.56
December 2006............          38        14,972,594.08      2.00       394,015.63     7.741       689        79.43
January 2007.............          92        35,232,918.03      4.71       382,966.50     7.502       692        79.25
February 2007............          66        27,130,925.54      3.63       411,074.63     7.507       705        76.66
March 2007...............          67        22,739,349.29      3.04       339,393.27     7.507       692        77.92
April 2007...............         132        45,794,970.58      6.13       346,931.60     7.508       696        75.72
May 2007.................         364       129,992,435.51     17.39       357,122.08     7.349       694        75.21
June 2007................         795       270,581,157.56     36.19       340,353.66     1.73        700        73.23
July 2007................          33        10,882,787.00      1.46       329,781.42     1.772       708        70.39
October 2010.............           1           379,972.85      0.05       379,972.85     7.186       712        80.85
February 2011............           1            99,632.82      0.01        99,632.82     7.661       710        76.64
March 2011...............           1           120,369.60      0.02       120,369.60     7.711       661        80.25
April 2011...............           5         1,375,278.12      0.18       275,055.62     7.518       682        73.66
May 2011.................         155        45,986,256.02      6.15       296,685.52     7.42        694        74.47
June 2011................         438       130,598,053.23     17.47       298,169.07     2.664       705        70.92
July 2011................          17         5,547,540.00      0.74       326,325.88     2.609       710        74.44
                                -----     ----------------    ------     ------------     -----       ---        -----
      Total                     2,226     $ 747,623,420.75    100.00%    $ 335,859.58     4.421%      699        74.11%
                                =====     ================    ======     ============     =====       ===        =====

------------
(1) As of the Cut-off Date, the weighted average next payment adjustment date of the Mortgage Loans was in approximately 24 months.



                                    INITIAL FIXED PAYMENT TERM FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                            WEIGHTED     WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE    WEIGHTED    AVERAGE       AVERAGE
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT    AVERAGE      FICO         CURRENT
INITIAL FIXED PAYMENT TERM    MORTGAGE        BALANCE        BALANCE      PRINCIPAL   MORTGAGE    CREDIT      LOAN-TO-VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE      RATE       SCORE         RATIO
---------------------------   ---------   ---------------- -----------   ------------ ---------   ---------   -------------
12........................      1,608     $ 563,516,318.11    75.37%    $ 350,445.47    4.590%      698          74.81%
60........................        618       184,107,102.64    24.63       297,907.93    3.902       702          71.96
                                -----     ----------------   ------     ------------    -----       ---          -----
    Total.................      2,226     $ 747,623,420.75   100.00%    $ 335,859.58    4.421%      699          74.11%
                                =====     ================   ======     ============    =====       ===          =====

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates (other than the Grantor Trust Certificates), and the Grantor Trust will issue the Grantor Trust Certificates, pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates (other than the Grantor Trust Certificates) will represent undivided beneficial ownership interests in the trust only, and the Grantor Trust Certificates will represent undivided beneficial ownership interests in the Grantor Trust only, and none of the certificates represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the Class A2-A1 Certificates will represent undivided beneficial ownership interests in a trust referred to as the corridor trust, the primary assets of which will be the corridor trust's rights under the Corridor Contract referred to in this free writing prospectus.

         The Mortgage Pass-Through Certificates, Series 2006-AR8 will consist of the Class A1-A, Class A1-B, Class A2-A1, Class A2-A2, Class A2-A3, Class A2-B, Class A3-A, Class A3-B, Class A4-A, Class A4-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P, Class C and Class R Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class A2-A2, Class P, Class C and Class R Certificates (all of which are together referred to as the "PRIVATE CERTIFICATES") are not offered by this free writing prospectus.

         When describing the Offered Certificates and the Class A2-A2 Certificates in this free writing prospectus, we use the following terms:

               DESIGNATION                                    CLASSES OF CERTIFICATES
               -----------                                    -----------------------
          Senior Certificates        Class A1-A, Class A1-B, Class A2-A1, Class A2-A2, Class A2-B, Class A3-A,
                                                 Class A3-B, Class A4-A and Class A4-B Certificates

     Subordinated  Certificates       Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                                     M-7, Class M-8 and Class M-9 Certificates

       Grantor Trust Certificates                             Class A2-A3 Certificates

           LIBOR Certificates         Senior Certificates, the Subordinated Certificates and the Grantor Trust
                                                                    Certificates

          Offered Certificates              LIBOR Certificates (other than the Class A2-A2 Certificates)


The certificates are generally referred to as the following types:

              CLASS                                                          TYPE
              -----                                                          ----
     Class A1-A Certificates:                           Senior/ Floating Pass-Through Rate/Super Senior

     Class A1-B Certificates:                              Senior/ Floating Pass-Through Rate/Support

     Class A2-A1 Certificates:                          Senior/ Floating Pass-Through Rate/Super Senior


     Class A2-A2 Certificates:                          Senior/ Floating Pass-Through Rate/Super Senior

     Class A2-A3 Certificates:                       Grantor Trust /Floating Pass-Through Rate/Super Senior

     Class A2-B Certificates:                             Senior/ Floating Pass-Through Rate/ Support

     Class A3-A Certificates:                           Senior/ Floating Pass-Through Rate/ Super Senior

     Class A3-B Certificates:                             Senior/ Floating Pass-Through Rate/ Support

     Class A4-A Certificates:                           Senior/ Floating Pass-Through Rate/ Super Senior

     Class A4-B Certificates:                             Senior/ Floating Pass-Through Rate/ Support

     Subordinated Certificates:                             Subordinate/ Floating Pass-Through Rate

     Class P Certificates:                                             Prepayment Charges

     Class C Certificates:                                             Economic residual

     Class R Certificates:                                             REMIC tax residual


         The Class A2-A2, Class C, Class P and Class R Certificates are not offered by this free writing prospectus. The Class C, Class P and Class R Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

         The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal,

o the amount of Applied Realized Loss Amounts allocated to that class (with respect to the Grantor Trust Certificates, indirectly through the underlying Class A2-A2 Certificates), and and, other than with respect to the Grantor Trust Certificates (to the extent there has been no default in payment by the Cap Counterparty under the Cap Agreement), increased by

o the amount of Net Deferred Interest allocated to that class of certificates;

         provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

         Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Offered Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or before the closing date, the Servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

         The Grantor Trust Distribution Account

         The Grantor Trustee, as paying agent for the Grantor Trust, will establish and maintain an account (the "GRANTOR TRUST DISTRIBUTION ACCOUNT"), into which will be deposited all Grantor Trust Available Funds. All amounts deposited to the Grantor Trust Distribution Account will be held by the Grantor Trustee in the name of the Grantor Trustee for the benefit of the holders of the Grantor Trust certificates in accordance with the terms and provisions of the pooling and servicing agreement.

         On each Distribution date, the Grantor Trustee will pay the holders of the Grantor Trust Certificates in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Grantor Trust Certificates" in this free writing prospectus. The Grantor Trustee will be entitled to reimbursement of expenses incurred in connection with its duties as permitted under the pooling and servicing agreement out of the funds on deposit in the Grantor Trust Distribution Account.

         The Corridor Account and the Cap Account

         The Corridor Trustee will establish and maintain a corridor account (the "CORRIDOR ACCOUNT") on behalf of the holders of the Class A2-A1 Certificates. With respect to each Distribution Date, the Corridor Trustee will make a withdrawal from the Corridor Account for distribution to the holders of the Class A2-A1 Certificates, as described below under "-- The Corridor Contract."

         The Grantor Trustee will establish and maintain a cap account (the "CAP ACCOUNT") on behalf of the holders of the Grantor Trust Certificates and the Cap Counterparty. With respect to each Distribution Date, the Grantor Trustee will deposit into the Cap Account any amounts that are to be remitted to the Cap Counterparty, as well as any amounts received from the Cap Counterparty in respect of the Cap Agreement, each as described below under "-- The Cap Agreement."

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         The Distribution Account, Grantor Trust Distribution Account, Cap Account, Corridor Account and Carryover Reserve Fund. Funds in the Distribution Account, Grantor Trust Distribution Account, Cap Account, Corridor Account and Carryover Reserve Fund will not be invested.

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


    TYPE / RECIPIENT (1)                         AMOUNT                    GENERAL PURPOSE
------------------------       ----------------------------------------    ---------------
FEES
Servicing Fee / Servicer       0.375% per annum of the Stated Principal    Compensation
                               Balance of each Mortgage Loan (3)


Additional Servicing           o All late payment fees,                    Compensation
Compensation / Servicer          assumption fees and other similar
                                 charges (excluding prepayment charges)

                               o All investment income earned on           Compensation
                                 amounts on deposit in the Certificate
                                 Account.

                               o Excess Proceeds (5)                       Compensation


Trustee Fee / Trustee          0.0015% per annum of the Stated Principal   Compensation
                               Balance of each Mortgage Loan
EXPENSES
Insurance expenses / Servicer  Expenses incurred by the Servicer           Reimbursement of
                                                                           Expenses



    TYPE / RECIPIENT (1)                        SOURCE (2)                        FREQUENCY
------------------------          --------------------------------------------    ---------
FEES
Servicing Fee / Servicer          Interest collected with respect to each                Monthly
                                  Mortgage Loan and any Liquidation Proceeds
                                  or Subsequent Recoveries that are allocable
                                  to accrued and unpaid interest (4)

Additional Servicing              Payments made by obligors with respect to         Time to time
Compensation / Servicer           the Mortgage Loans

                                  Investment income related to the Certificate           Monthly
                                  Account and the Distribution Account

                                  Liquidation Proceeds and Subsequent               Time to time
                                  Recoveries

Trustee Fee / Trustee             Interest Remittance Amount                             Monthly

EXPENSES
Insurance expenses / Servicer     To the extent the expenses are covered by an      Time to time
                                  insurance policy with respect to the
                                  Mortgage Loan

    TYPE / RECIPIENT (1)                         AMOUNT                    GENERAL PURPOSE
------------------------       ----------------------------------------    ---------------
Cap Payment/Grantor Trust      Cap Payment to the Grantor Trust to the     To limit Net Rate
                               extent the Class A2-A3 Certificates would   Carryover and Net
                               otherwise be limited by the Net Rate Cap,   Deferred Interest to
                               and to the extent the underlying Class      the Grantor Trust
                               A2-A2 Certificates is allocated Net         Certificates
                               Deferred Interest

Cap Counterparty               Reimbursement of previous Cap Payments      Reimbursement of
Payment/Issuing Entity         for (i) accrued and unpaid interest         expenses
                               related to Cap Deferred Interest Amounts,
                               (ii) Net Rate Carryover and (iii) Cap
                               Deferred Interest

Servicing Advances /           To the extent of funds available, the       Reimbursement of
Servicer                       amount of any Servicing Advances            expenses



Indemnification expenses /     Amounts for which the seller, the           Indemnification
the Seller, the Servicer and   Servicer and the depositor are entitled
the Depositor                  to indemnification (7)

Reimbursement Expenses/        Amount for which the Grantor Trustee is     Reimbursement of
Grantor Trustee                entitled to be reimbursed                   expenses


    TYPE / RECIPIENT (1)                        SOURCE (2)                        FREQUENCY
------------------------          --------------------------------------------    ---------
Cap Payment/Grantor Trust         Cap Agreement                                     Time to time





Cap Counterparty                  Interest and principal distributions on the       Time to time
Payment/Issuing Entity            underlying Class A2-A2 Certificates



Servicing Advances /              With respect to each Mortgage Loan, late          Time to time
Servicer                          recoveries of the payments of the costs and
                                  expenses, Liquidation Proceeds, Subsequent
                                  Recoveries, purchase proceeds or repurchase
                                  proceeds for that Mortgage Loan (6)

Indemnification expenses /        Amounts on deposit on the Certificate             Time to time
the Seller, the Servicer and      Account on any Distribution Account Deposit
the Depositor                     Date, following the transfer to the
                                  Distribution Account

Reimbursement Expenses/           Funds on deposit in the Grantor Trust             Time to time
Grantor Trustee                   Distribution Account


(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Related to the Servicer, the Depositor and the Seller."

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

         On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

         The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) all interest on the Mortgage Loans due on the
                  related Due Date and received on or prior to the related Determination Date, less the Servicing Fees,

                           (2) all interest on prepayments on the Mortgage
                  Loans, other than Prepayment Interest Excess,

                           (3) all Advances relating to interest in respect of
                  the Mortgage Loans,

                           (4) amounts paid by the Servicer in respect of
                  Compensating Interest, and

                           (5) liquidation proceeds on the Mortgage Loans
                  received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all Advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date,

                  plus

                  (c) the lesser of (i) the Principal Prepayment Amount for that Distribution Date and (ii) Deferred Interest for that Distribution Date.

         The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) the principal collected or advanced on the
                  Mortgage Loans with respect to the related Due Date,

                           (2) the Net Prepayments for that Distribution Date;

                           (3) the Stated Principal Balance of each Mortgage
                  Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a rate modification);

                           (4) any Substitution Adjustment Amounts in respect of
                  Mortgage Loans, and

                           (5) all liquidation proceeds in respect of Mortgage
                  Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period minus

                  (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

         "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

         General. On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the interest which has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and any Interest Carry Forward Amount.

         The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the Net Rate Cap; provided the Net Rate Cap will not apply to the Grantor Trust Certificates unless there has been a default in payment under the Cap Agreement. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates (other than the Grantor Trust Certificates) is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

         Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

         first, to each class of Senior Certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date; provided, however, that if funds available are insufficient to pay such amount, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Interest Carry Forward Amounts due such classes on that Distribution Date; and

         second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date; and

         third, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Funds remaining undistributed for that Distribution Date.

         Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

         LIBOR Certificates.

         The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates (other than the Grantor Trust Certificates) will be a per annum rate equal to the lesser of:

         (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period, and

         (2) the Net Rate Cap for that Distribution Date.

         The Pass-Through Rate with respect to each Interest Accrual Period and the Grantor Trust Certificates will be a per annum rate equal to One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period, subject, if there has been a default under the Cap Agreement, to the Net Rate Cap for that Distribution Date.

         The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

CLASS OF LIBOR CERTIFICATES                   PASS-THROUGH MARGIN
---------------------------                   -------------------
                                               (1)             (2)
                                              ------          -----
Class A1-A                                    0.080%          0.160%
Class A1-B                                    0.100%          0.200%
Class A2-A1                                   0.160%          0.320%
Class A2-A2                                   0.120%          0.240%
Class A2-A3                                   0.120%          0.240%
Class A2-B                                    0.220%          0.440%
Class A3-A                                    0.230%          0.460%
Class A3-B                                    0.280%          0.560%
Class A4-A                                    0.400%          0.800%
Class A4-B                                    0.370%          0.740%
Class M-1                                     0.350%          0.525%
Class M-2                                     0.370%          0.555%
Class M-3                                     0.390%          0.585%
Class M-4                                     0.500%          0.750%
Class M-5                                     0.550%          0.825%
Class M-6                                     0.600%          0.900%
Class M-7                                     1.450%          2.175%
Class M-8                                     1.750%          2.625%
Class M-9                                     1.750%          2.625%
----------

(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.


         Definitions Related to Interest Calculations. The "INTEREST ACCRUAL PERIOD" for each class of Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or May 25, 2006, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

         The "INTEREST FUNDS" for any Distribution Date are equal to the Interest Remittance Amount minus the Trustee Fee for that Distribution Date.

         "CURRENT INTEREST," with respect to each Distribution Date and (A) each class of LIBOR Certificates (other than the Grantor Trust Certificates), is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date minus (y) the Net Deferred Interest, if any, allocated to that class for that Distribution Date and (B) the Grantor Trust Certificates, is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date; provided that if a default under the Cap Contract exists, the Current Interest for the Grantor Trust Certificates will be reduced by the Net Deferred Interest allocated to the Class A2-A2 Certificates for that Distribution Date.

         "INTEREST CARRY FORWARD AMOUNT," with respect to each class of LIBOR Certificates and each Distribution Date, is the sum of

         (i) the excess of:

                  (a) Current Interest for that class with respect to prior Distribution Dates, over

                  (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

         (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

         "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the expense fee rate.

         The "NET RATE CAP" for each Distribution Date is the product of (A) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

         The "NET RATE CARRYOVER" for a class of LIBOR Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class A2-A2 Certificates) on any Distribution Date is the excess of:

                  (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over


                  (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,


         plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

          Distributions of Funds from the Corridor Contract and the Cap
Agreement

          On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts received on the Corridor Contract will be deposited in the Corridor Account. The Trustee will then disburse these amounts to the Carryover Reserve Fund and then distribute the amounts to pay any unpaid Net Rate Carryover for the Class A2-A1 Certificates. Any amounts remaining after this application will be distributed to the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to an early termination, in which case any early termination payment received by the issuing entity in respect of the Corridor Contract will be deposited by the Trustee in the Corridor Account to cover any Net Rate Carryover on the Class A2-A1 Certificates until the Corridor Contract Termination Date. On each Distribution Date on or prior to the Cap Agreement Termination Date, amounts received on the Cap Agreement for Net Rate Carryover and Net Deferred Interest on the underlying Class A2-A2 Certificates will be deposited in the Grantor Trust Distribution Account. Such amounts will be distributed to the Grantor Trust Certificates as described under "Description of the Certificates--The Cap Agreement" below.

         Allocation of Net Deferred Interest

         With respect to each Mortgage Loan and each related Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. This excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually (and in some cases only after expiration of a five-year fixed-payment period), or as a result of the application of the Payment Caps, in either case, resulting in negative amortization. With respect to each Distribution Date, the "NET DEFERRED INTEREST" is equal to the excess, if any, of the Deferred Interest that accrued on the Mortgage Loans as described above, over the Principal Prepayment Amount for those Mortgage Loans for that Distribution Date. For each Distribution Date, the "PRINCIPAL PREPAYMENT AMOUNT" is equal to the sum of all voluntary principal prepayments received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Rates. For any Distribution Date, the "NET PREPAYMENTS" are equal to the excess, if any, of the (i) Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

         To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Senior and Subordinated Certificates, pro rata, according to the beginning Class Certificate Balance of each such class prior to distributions for that Distribution Date in reduction of the amount of interest otherwise distributable to that class; provided, however, the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest (prior to reduction for Net Deferred Interest) for such class for that Distribution Date. To the extent that any Net Deferred Interest allocated to a class of certificates would exceed the amount of Current Interest for that class for that Distribution Date, the amount of that excess will be allocated to the Class C Certificates to the extent distributions would otherwise be made to the Class C Certificates. Thereafter, that excess amount will be allocated among the classes of certificates, in proportion to, and up to, the amount of any remaining interest otherwise distributable on the certificates.

         Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of the applicable class of certificates. As long as no default exists under the Cap Agreement, the Cap Counterparty will pay to the Grantor Trustee, and the Grantor Trustee will distribute to the Grantor Trust Certificates, the amount of Net Deferred Interest allocated to the underlying Class A2-A2 Certificates.

         The Corridor Contract

         DBNTC, as trustee of a separate trust created under the pooling and servicing agreement (the "CORRIDOR TRUST") will enter into an interest rate corridor transaction with Lehman Brothers Special Financing (the "CORRIDOR CONTRACT COUNTERPARTY"), as evidenced by a confirmation between the Corridor Trustee, on behalf of the Corridor Trust, and the Corridor Contract Counterparty (the "CORRIDOR CONTRACT"). In its capacity as trustee of the Corridor Trust, Deutsche Bank National Trust Company is referred to in this free writing prospectus as the "CORRIDOR TRUSTEE." The Class A2-A1 Certificates will have the benefit of the Corridor Contract. Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement will be incorporated into the Confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by the Corridor Trustee, on behalf of the Corridor Trust, and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions.

         With respect to the Corridor Contract and any Distribution Date up to and including the Distribution Date in January 2009 (the "CORRIDOR CONTRACT TERMINATION DATE"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of
(x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate, (ii) the Corridor Contract Notional Balance for that Distribution Date and (iii) (x) the number of days in the related Interest Accrual Period divided by (y) 360.

         The "CORRIDOR CONTRACT NOTIONAL BALANCE," the "CORRIDOR CONTRACT STRIKE RATE" and the "CORRIDOR CONTRACT CEILING RATE" for each Distribution Date and the Corridor Contract are set forth on Schedule 1 to this free writing prospectus.

         The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

         It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

         If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment to the Corridor Trustee, payable in a lump sum to be deposited in the Corridor Account and disbursed on future Distribution Dates to the Carryover Reserve Fund to pay Net Rate Carryover Amounts to the holders of the Class A2-A1 Certificates until the Corridor Contract Termination Date. However, if a termination occurs, we can not give you any assurance that any such termination payment will be owing to the Corridor Trustee.

         The certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

PRINCIPAL

         Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for that Distribution Date is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

         (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, until the aggregate Class Certificate Balance of the Senior and Subordinated Certificates equals the Target Amount for that Distribution Date in the following priority:

                  (i) to the Senior Certificates, until their respective Class Certificate Balances are reduced to zero in the following priority:

                           first, concurrently, to the Class A1-A and Class A1-B
                  Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           second, concurrently, to the Class A2-A1, Class A2-A2
                  and Class A2-B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           third, concurrently, to the Class A3-A and Class A3-B
                  Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           fourth, concurrently, to the Class A4-A and Class
                  A4-B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                  (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

                  (i) (a) for so long as any class of Subordinated Certificates is outstanding, to the Senior Certificates, as set forth below, in an amount equal to the lesser of (x) the Principal Distribution Amount for that Distribution Date and (y) the Senior Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of each such class has been reduced to zero; or (b) otherwise to each class of Senior Certificates, as set forth below, the Principal Distribution Amount for that Distribution Date, as follows:

                           first, concurrently, to the Class A1-A and Class A1-B
                  Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           second, concurrently, to the Class A2-A1, Class A2-A2
                  and Class A2-B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           third, concurrently, to the Class A3-A and Class A3-B
                  Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           fourth, concurrently, to the Class A4-A and Class
                  A4-B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                  (ii) to the Class M-1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates on that Distribution Date pursuant to clause (2)(i) above and (y) the Class M-1 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (iii) to the Class M-2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1 Certificates on that Distribution Date pursuant to clauses
                  (2)(i) and (2)(ii) above and (y) the Class M-2 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (iv) to the Class M-3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1 and Class M-2 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(iii) above and (y) the Class M-3 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (v) to the Class M-4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(iv) above and (y) the Class M-4 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (vi) to the Class M-5 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(v) above and (y) the Class M-5 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (vii) to the Class M-6 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates on that Distribution Date pursuant to clauses (2)(i) through
                  (2)(vi) above and (y) the Class M-6 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (viii) to the Class M-7 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates on that Distribution Date pursuant to clauses
                  (2)(i) through (2)(vii) above and (y) the Class M-7 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (ix) to the Class M-8 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(viii) above and (y) the Class M-8 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

                  (x) to the Class M-9 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(ix) above and (y) the Class M-9 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero; and

                  (xi) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (3) On each Distribution Date, the Grantor Trustee will withdraw the Grantor Trust Available Funds and these amounts will be distributed in the following priority:

                  (i) to the Cap Counterparty, the Cap Counterparty Payment (if any) owing to the Cap Counterparty for that Distribution Date and certain termination payments (as set forth in the Cap Agreement), if applicable, for that Distribution Date (unless the Cap Counterparty is the defaulting or affected party);

                  (ii) to the Grantor Trust Certificates, the Current Interest for that class for that Distribution Date;

                  (iii) to the Grantor Trust Certificates, any principal distributions received from the Class A2-A2 Certificates, in reduction of the Class Certificate Balance thereof, until the Class Certificate Balance of the Class A2-A2 Certificates has been reduced to zero; and

                  (iv) to the Cap Counterparty, any termination payments (as set forth in the Cap Agreement) where the Cap Counterparty is the defaulting or affected party.

         Definitions Related to Principal Distributions.

         "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs and increased by any Deferred Interest added to the principal balance on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balances of the Mortgage Loans.

         "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is the (a) Principal Remittance Amount for that Distribution Date, minus (b) the Overcollateralization Release Amount for that Distribution Date.

         "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to that Distribution Date, 100% of the Principal Distribution Amount for that Distribution Date and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, the amount, if any, by which (x) the aggregate Class Certificate Balance of the classes of Senior Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Senior Target Amount.

         "SENIOR TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 77.625%; and (ii) thereafter, approximately 82.100% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

          "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-1 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-1 Target Amount for that Distribution Date.

         "CLASS M-1 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 85.250%; and (ii) thereafter, approximately 88.200% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

          "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and Class M-1 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-2 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-2 Target Amount for that Distribution Date.

         "CLASS M-2 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 89.000%; and (ii) thereafter, approximately 91.200% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates and Class M-2

Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-3 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-3 Target Amount for that Distribution Date.

         "CLASS M-3 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 90.250%; and (ii) thereafter, approximately 92.200% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-4 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-4 Target Amount for that Distribution Date.

         "CLASS M-4 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 91.500%; and (ii) thereafter, approximately 93.200% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-5 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-5 Target Amount for that Distribution Date.

         "CLASS M-5 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 92.750%; and (ii) thereafter, approximately 94.200% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-6 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-6 Target Amount for that Distribution Date.

         "CLASS M-6 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 94.000%; and (ii) thereafter, approximately 95.200% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which

(x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-7 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-7 Target Amount for that Distribution Date.

         "CLASS M-7 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 95.375%; and (ii) thereafter, approximately 96.300% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

          "CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-8 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-8 Target Amount for that Distribution Date.

         "CLASS M-8 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 96.625%; and (ii) thereafter, approximately 97.300% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 and Class M-8 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-9 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-9 Target Amount for that Distribution Date.

         "CLASS M-9 TARGET AMOUNT" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately 97.875%; and (ii) thereafter, approximately 98.300% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         The "TARGET AMOUNT" means for any Distribution Date, an amount equal to the Pool Principal Balance for that Distribution Date minus the Overcollateralization Target Amount for that Distribution Date.

         "OC FLOOR" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

         "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

         "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately 0.850% of the Pool Principal Balance as of the Cut-off Date and
(b) on or after the Stepdown Date, the greater of (1) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the

Distribution Date in June 2012, 2.125% and thereafter, 1.700% and (ii) of the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (2) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

          "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Senior and Subordinated Certificates (after giving effect to distributions on that Distribution Date).

         "OVERCOLLATERALIZATION RELEASE AMOUNT" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the Offered Certificates) exceeds the Overcollateralization Target Amount for that date.

         "STEPDOWN DATE" is the later to occur of (x) the Distribution Date in June 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period, but before giving effect to distributions on any certificates on that Distribution
Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in June 2012, 22.375% and (b) on any Distribution Date on or after that Distribution Date, 17.900%.

         A "TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

         A "DELINQUENCY TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to June 2012, 31.25%, and, for Distribution Dates on or after June 2012, 39.00% of the Senior Enhancement Percentage for such Distribution Date.

         The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and


                  (2) the denominator of which is the Pool Principal Balance for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.


         A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

DISTRIBUTION DATE                                  PERCENTAGE
-----------------                                  ----------
June 2009 - May 2010...........................    0.45% with respect to June 2009, plus an additional 1/12th of
                                                       0.40% for each month thereafter through May 2010

June 2010 - May 2011...........................    0.85% with respect to June 2010, plus an additional 1/12th of
                                                       0.35% for each month thereafter through May 2011

June 2011 - May 2012...........................    1.20% with respect to June 2011, plus an additional 1/12th of
                                                       0.40% for each month thereafter through May 2012

June 2012 - May 2013...........................    1.60% with respect to June 2012, plus an additional 1/12th of
                                                       0.20% for each month thereafter through May 2013

June 2013 and thereafter.......................    1.80%


         "UNPAID REALIZED LOSS AMOUNT" means for any class of Senior and Subordinated Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Senior Certificates, together with interest thereon at the applicable Pass-Through Rate.

         A "REALIZED LOSS" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

         The "ROLLING THREE MONTH DELINQUENCY RATE" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

         The "DELINQUENCY RATE" for any month is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of that month, and the denominator of which is the Pool Principal Balance as of the last day of that month.

         "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

         "GRANTOR TRUST AVAILABLE FUNDS" for any Distribution Date is equal to the sum, without duplication, of:

         (i) any distributions received from the underlying Class A2-A2 Certificates on that Distribution Date;

         (ii) any payments received by the Grantor Trustee from the Cap Counterparty under the Cap Agreement on that Distribution Date; and

         (iii) all other assets of the Grantor Trust, following the payments of amounts to reimburse the Grantor Trustee for its reimbursable expenses as set forth in the pooling and servicing agreement.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the Interest Funds remaining after the distribution of interest to the holders of the Senior and Subordinated Certificates for that Distribution Date,
(ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution Amount for that date.

         With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Senior and Subordinated Certificates (other than the Grantor Trust Certificates) in the following priority, in each case to the extent of the remaining Excess Cashflow:

                  (1) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Class Certificate Balance of the Senior and Subordinated Certificates equals the Target Amount for that Distribution Date, in the following priority:

                           (i) after giving effect to principal distributions on that Distribution Date (as described under "--Priority of Principal Distributions" above), to the Senior Certificates, in the following priority:

                           first, concurrently, to the Class A1-A and Class A1-B
                  Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           second, concurrently, to the Class A2-A1, Class A2-A2
                  and Class A2-B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           third, concurrently, to the Class A3-A and Class A3-B
                  Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                           fourth, concurrently, to the Class A4-A and Class
                  A4-B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                           (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

                  (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following priority:

                           (i) after giving effect to principal distributions on that Distribution Date (as described under "--Priority of Principal Distributions" above), to the Senior Certificates, in accordance with clause (1) of "--Priority of Principal Distributions" above, in reduction of their respective Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates, after giving effect to distributions on that Distribution Date, equals the Senior Target Amount for that Distribution Date;

                           (ii) to the Class M-1 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-1 Target Amount for that Distribution Date;

                           (iii) to the Class M-2 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-2 Target Amount for that Distribution Date;

                           (iv) to the Class M-3 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-3 Target Amount for that Distribution Date;

                           (v) to the Class M-4 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-4 Target Amount for that Distribution Date;

                           (vi) to the Class M-5 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-5 Target Amount for that Distribution Date;

                           (vii) to the Class M-6 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-6 Target Amount for that Distribution Date;

                           (viii) to the Class M-7 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-7 Target Amount for that Distribution Date;

                           (ix) to the Class M-8 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-8 Target Amount for that Distribution Date; and

                           (x) to the Class M-9 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-9 Target Amount for that Distribution Date;

                           (3) first, in proportion to their respective Unpaid Realized Loss Amounts, to the Senior Certificates the Unpaid Realized Loss Amount for each such class; and

                                    second, sequentially, to the Class M-1,
         Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Unpaid Realized Loss Amounts on for that class and that Distribution Date;

                  (4) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

                           (a) to the Senior Certificates, the amount of any Net
             Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date (as reduced by amounts received from the Corridor Contract or the Cap Agreement with respect to the Class A2-A1 or Class A2-A2 Certificates, respectively), to be paid from amounts on deposit in the Carryover Reserve Fund, pro rata, in proportion to the amount of such shortfalls;

                           (b) sequentially, to the Class M-1, Class M-2, Class
             M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date; and

                           (c) to the Class C Certificates, as provided in the
             pooling and servicing agreement, any amounts remaining in the Carryover Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) and (4)(b) above for that Distribution Date; and

                  (5) to the Class C and Class R Certificates, in that order, any remaining amount.

THE CAP AGREEMENT

         DBNTC, as trustee on behalf of the grantor trust will enter into an interest rate cap transaction with Lehman Brothers Special Financing (the "CAP COUNTERPARTY"), as evidenced by a confirmation (the "CAP Agreement"). The Cap Agreement will be an asset of the Grantor Trust. Pursuant to the Cap Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Cap Agreement, as if the ISDA Master Agreement had been executed by the trustee and the Cap Counterparty on the date that the Cap Agreement was executed. The Cap Agreement is subject to certain ISDA definitions.

         The Grantor Trust Certificates will be entitled to payments from the Cap Agreement. With respect to any Distribution Date on or prior to the Cap Agreement Termination Date, the Cap Agreement will provide for the payment to the Grantor Trust of the Cap Payment, if and to the extent applicable. Conversely, with respect to any Distribution Date on or prior to the Cap Agreement Termination Date, the Grantor Trust will pay the Cap Counterparty, in accordance with subclauses (i) and (iv) of clause (3) above under "--Distributions of Principal," the Cap Counterparty Payment, if and to the extent applicable. In the event of a Cap Event of Default, either (i) an amount may become immediately due and payable to the Cap Counterparty, which shall be paid by the Grantor Trust to the Cap Counterparty from amounts otherwise payable by the Grantor Trust to the Grantor Trust Certificates or (ii) an amount may become immediately due and payable to the Grantor Trust on behalf of the Grantor Trust Certificates by the Cap Counterparty. In addition the Net Rate Cap will apply to the Class A2-A3 Certificates and the Current Interest thereon will be reduced by the amount of Net Deferred Interest allocated to the Class A2-A2 Certificates.

          "CAP COUNTERPARTY PAYMENT" means, on each Distribution Date and with respect to the Grantor Trust Certificates, the following amounts due to the Cap Counterparty pursuant to the Cap Agreement: (i) from interest payments on the underlying Class A2-A2 Certificates, accrued and unpaid interest on the related Cap Deferred Interest Amount, (ii) any Net Rate Carryover distributed on the underlying Class A2-A2 Certificates for that Distribution Date, to the extent covered by a previous Cap Payment and (iii) to the extent of principal payments on the underlying Class A2-A2 Certificates, the related Cap Deferred Interest Amount.

         "CAP DEFERRED INTEREST AMOUNT" means, as of any Distribution Date and with respect to the Grantor Trust Certificates, the amount, if any, of Net Deferred Interest allocated to the underlying Class A2-A2 Certificates, to the extent covered by a previous Cap Payment and not previously paid to the Cap Counterparty.

         "CAP PAYMENT" means, on each Distribution Date and with respect to the Grantor Trust Certificates, the amount, if any, due from the Cap Counterparty pursuant to the Cap Agreement, which will equal the sum of (1) the product of
(x) the Class Certificate Balance of the Class A2-A3 Certificates immediately prior to that Distribution Date and (y) the excess, if any, between (i) one-month LIBOR plus the applicable margin and (ii) the Net Rate Cap for that Distribution Date and (2) any Net Deferred Interest allocated to the underlying Class A2-A2 Certificates for that Distribution Date.

         The Cap Agreement is terminable by the Grantor Trustee, on behalf of the Grantor Trust, or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the ISDA Master Agreement.

         It will be an additional termination event under the Cap Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Cap Agreement and the Cap

Counterparty fails to transfer the Cap Agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Cap Agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

         The certificates do not represent an obligation of the Cap Counterparty or the Grantor Trustee. The holders of the certificates are not parties to or beneficiaries under the Cap Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligations under the Cap Agreement or against the Grantor Trustee in respect of its obligations under the pooling and servicing agreement.

DETERMINATION OF LIBOR

         The Pass-Through Rate for the Senior and Subordinated Certificates and the Grantor Trust Certificates is based on LIBOR (such certificates, "LIBOR CERTIFICATES").

         LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus base under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.0925%.

CARRYOVER RESERVE FUND

         The Pooling and Servicing Agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the depositor will cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the interest-bearing certificates with respect to the first Distribution Date. On the applicable Distribution Date, such amount will be distributed first to the classes of the Senior Certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and then, sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order. Any such amount that remains from the initial deposit caused by the depositor after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to Lehman Brothers Inc. and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates. On each Distribution Date, the Corridor Trustee will deposit in the Carryover Reserve Fund amounts from the Corridor Account and distribute the amounts to the Class A2-A1 Certificates to pay any Net Rate

Carryover on that class as described under "Description of the Certificates--Interest--Distributions of Funds from the Corridor Contract" above.

ALLOCATION OF LOSSES

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of that excess will be allocated to reduce the Class Certificate Balances of Senior Certificates, concurrently, as follows:

        (A) sequentially, to the Class A1-B and Class A1-A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero,

         (B) sequentially, in the following priority: first, to the Class A2-B Certificates, until its Class Certificate Balance is reduced to zero; and second, concurrently, to the Class A2-A1 and Class A2-A2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

        (C) sequentially, to the Class A3-B and Class A3-A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

        (D) sequentially, to the Class A4-B and Class A4-A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT." Realized Losses allocated to the underlying Class A2-A2 Certificates will be indirectly allocated to the Grantor Trust Certificates.

         Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

                                   SCHEDULE 1

                           CORRIDOR                           CORRIDOR
                           CONTRACT                           CONTRACT
                           NOTIONAL          CORRIDOR       CEILING RATE
                          BALANCE OF     CONTRACT STRIKE     FOR CLASS
                          CLASS A2-A1          RATE            A2-A1
                         CERTIFICATES    FOR CLASS A2-A1    CERTIFICATES
DISTRIBUTION DATE             ($)        CERTIFICATES (%)       (%)
-----------------        -------------   ----------------   -------------
June 2006                90,000,000.00        9.175%          11.340%
July 2006                90,000,000.00        9.175%          11.340%
August 2006              90,000,000.00        9.175%          11.340%
September 2006           90,000,000.00        9.175%          11.340%
October 2006             90,000,000.00        9.175%          11.340%
November 2006            90,000,000.00        9.175%          11.340%
December 2006            90,000,000.00        9.175%          11.340%
January 2007             90,000,000.00        9.175%          11.340%
February 2007            90,000,000.00        9.175%          11.340%
March 2007               90,000,000.00        9.175%          11.340%
April 2007               90,000,000.00        9.175%          11.340%
May 2007                 90,000,000.00        9.175%          11.340%
June 2007                90,000,000.00        9.175%          11.340%
July 2007                90,000,000.00        9.175%          11.340%
August 2007              90,000,000.00        9.175%          11.340%
September 2007           90,000,000.00        9.175%          11.340%
October 2007             90,000,000.00        9.175%          11.340%
November 2007            89,264,763.10        9.175%          11.340%
December 2007            82,619,597.62        9.175%          11.340%
January 2008             76,163,109.17        9.175%          11.340%
February 2008            69,851,597.66        9.175%          11.340%
March 2008               63,700,490.30        9.175%          11.340%
April 2008               57,706,415.54        9.175%          11.340%
May 2008                 51,819,574.27        9.175%          11.340%
June 2008                45,856,383.06        9.175%          11.340%
July 2008                39,416,108.23        9.175%          11.340%
August 2008              33,175,188.87        9.175%          11.340%
September 2008           27,112,132.24        9.175%          11.340%
October 2008             21,224,197.08        9.175%          11.340%
November 2008            15,507,666.58        9.175%          11.340%
December 2008             9,942,010.35        9.175%          11.340%
January 2009              4,399,331.20        9.175%          11.340%
February 2009 and
thereafter                   0.00             0.000%           0.000%